UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2021

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 3, 2021, Kellogg Company (the “Company”) announced a reorganization plan for the North America supply chain network, designed to drive increased productivity. The implementation of the reorganization plan is subject to satisfaction of any collective bargaining obligations. No production facilities are expected to be closed as a result of this plan, which instead involves shifting production of various products to optimal lines across the Americas network. The overall project is expected to be substantially completed by early 2024, with related productivity improvements commencing in 2023 that can help offset cost inflation and reinvest in our brands.

The overall project is expected to result in cumulative pretax charges of approximately $45 million. Cash costs are expected to be approximately $25 million. The Company currently anticipates employee-related costs totaling approximately $4 million, which will include severance and other termination benefits; and other cash costs totaling approximately $21 million, which will primarily consist of charges related to capital expenses. Non-cash costs are expected to be approximately $20 million and primarily consist of accelerated depreciation and asset write-offs.

This Current Report on Form 8-K contains, or incorporates by reference, “forward-looking statements” with statements and projections concerning, among other things, the expected timing, benefits and costs associated with the Company’s reorganization described in this Form 8-K. Forward-looking statements include predictions of future results or activities and may contain the words “expected,” “will,” “can,” “anticipates,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of other factors described in our other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File formatted as inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: September 3, 2021	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman